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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               December 29, 1999
                                Date of Report
                       (Date of earliest event reported)

                              INFOSPACE.COM, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


           0-25131                                91-1718107
     (Commission File No.)           (IRS Employer Identification Number)


                           15375 N.E. 90/th/ Street
                           Redmond, Washington 98052
                   (Address of Principal Executive Offices)

                                 425-602-0600
             (Registrant's Telephone Number, Including Area Code)
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     On December 29, 1999, InfoSpace.com, Inc., a Delaware corporation
("InfoSpace.com"), completed its acquisition of Zephyr Software, Inc., a Delaware corporation ("Zephyr Software"). This transaction was initially reported on a Current Report on Form 8-K dated December 29, 1999 (the "Original 8-K"). The Original 8-K incorrectly reported the acquisition under Item 2 and incorrectly stated that certain financial statements would be subsequently filed. This Amendment restates Items 2, 5 and 7 in their entirety.


Item 2.   Acquisition or Disposition of Assets
-------   -------------------------------------

       Not applicable.

Item 5.   Other Events
-------   ------------

       On December 29, 1999, InfoSpace.com, Inc., a Delaware corporation ("InfoSpace.com"), completed its acquisition of Zephyr Software, Inc., a Delaware corporation ("Zephyr Software"). In the acquisition of Zephyr Software, InfoSpace.com issued 166,959 shares (or options to purchase shares) of its common stock (333,918 shares after giving effect to the 2-for-1 stock split of InfoSpace.com's Common Stock effected on January 4, 2000) in exchange for all of the outstanding shares of Zephyr Software common stock, preferred stock, options and warrants. The acquisition will be accounted for under the purchase method of accounting. The transaction is valued at approximately $8.6 million based on the closing price of InfoSpace.com common stock on October 28, 1999, the date the acquisition was announced.

Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

        (a)  Financial Statements of Business Acquired.

        Not applicable

        (b)  Pro Forma Financial Information.

        Not applicable

        (c)  Exhibits.

             2.1* Agreement and Plan of Reorganization, dated as of October 22, 1999, by and between the registrant and Zephyr Software.
        _____________
        *Previously filed with the Original 8-K.

                                       2
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2000          InfoSpace.com, Inc.

                             By:  /s/ Tammy D. Halstead
                                  ------------------------------------------
                                  Tammy D. Halstead
                                  Vice President and Chief Accounting
                                  Officer and Acting Chief Financial Officer